AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT dated as of March 22, 2005

BETWEEN:

W. KIRK JAMES

(the “Executive”)

-and-

HUB INTERNATIONAL LIMITED, a corporation
incorporated pursuant to the laws of the Dominion of Canada

(“Hub”)

                         The Executive and Hub are the parties to that certain Executive Employment Agreement dated March 19, 2002 and desire to amend the same by restating it in full as herein set forth. In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows.

1.	Interpretation

(A)	In this Agreement:

(i)	“Agreement” means this agreement, all schedules attached hereto and any amendments made to any of the foregoing by written agreement between the Executive and Hub;

(ii)	“Basic Compensation” means the compensation indicated in Schedule B;

(iii)	“Benefits” means the benefits to which the Executive is entitled in accordance with Schedule B;

(iv)	“Cause” means (i) a material breach by the Executive of the provisions of this Agreement, which breach shall not have been cured by the Executive within thirty (30) days following written notice thereof by Hub to the Executive; (ii) the commission of negligence or willful misconduct by the Executive in the course of the Executive’s employment; (iii) the commission by the Executive of an act of fraud, theft or dishonesty, including, without limitation, any violation of Hub’s codes of conduct; (iv) the Executive’s conviction of (or plead of nolo contendere to) any felony, or misdemeanor involving moral turpitude; or (v) such other act or omission that a court of competent jurisdiction declares in a written ruling to be a breach of the Executive’s responsibilities hereunder of such materiality as to justify a termination of the Executive’s employment by Hub;

(v)	“Death” means a natural death and, in addition, is deemed to include a continuous period of at least one hundred twenty (120) consecutive business days during which time the Executive has not been in the offices of Hub during normal working hours and the Executive’s whereabouts are unknown to Hub;

(vi)	“Disability” means the mental or physical state of the Executive is such that the Executive would qualify for disability benefits, in accordance with Hub’s group benefits insurance policy at the relevant time;

(vii)	“Good Reason” means (i) the breach of the terms of this Agreement by Hub or any successor thereto that is not remedied within thirty (30) days after receipt of notice from the Executive; (ii) the direct or indirect assignment to the Executive of any duties or reporting responsibilities, materially inconsistent with the Services (as contemplated as of the date hereof or in any mutually-agreed written amendment hereto), excluding any isolated and inadvertent assignment that is remedied by Hub within thirty (30) days after receipt of notice from the Executive; (iii) a reduction in the Executive’s Basic Compensation; (iv) any failure by Hub to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Hub to assume expressly and agree to perform the provisions of this Agreement in the same manner and to the same extent that Hub would be required to perform if no such succession had taken place; and (v) the failure by Hub to continue to provide the Executive with the Benefits.

(viii)	“Person” means any natural person or legal person (including, but not limited to, a corporation, joint stock company, limited liability company, partnership, limited partnership, association, company, joint venture, estate, trust, government, governmental authority, agency or instrumentality) or any group of natural and/or legal persons.

(ix)	“Schedule” means a schedule to this Agreement;

(x)	“Section” means a section or subsection of this Agreement;

(xi)	“Services” means the duties and the responsibilities set out in Schedule A, as the same may be amended or extended by mutual agreement of the parties from time to time;

(xii)	“Subsidiaries” means the “subsidiary companies,” as defined in the Securities Act (Ontario), of Hub;

(xiii)	“The Hub Group” means Hub and the Subsidiaries; and

(xiv)	“Vacation” means the vacation to which the Executive is entitled, as contemplated in Schedule B.

(B)	It is agreed by and between the parties hereto that the Schedules referred to herein, as itemized below and attached hereto, shall form a part of this Agreement and this Agreement shall be construed as incorporating such Schedules:

Schedule A	-	Services
Schedule B	-	Basic Compensation, Benefits and Vacation
Schedule C	-	Alternative Dispute Resolution

2.	Employment

(A)	Hub agrees to employ the Executive for the purpose of providing the Services, and the Executive accepts such employment.

(B)	During the term of the Executive’s employment with Hub, the Executive agrees to devote the whole of the Executive’s business time and attention to the provision of the Services in a conscientious and competent manner and with the utmost integrity.

(C)	The Executive shall perform the Services primarily at the office located at Chicago, Illinois. Subject to reimbursement for related expenses in accordance with Section 3(C) and subject to Section 4, it is understood and agreed that the Executive may be called upon, on occasion, to travel outside of the Chicago area on behalf of Hub, but that the Executive shall not be required to move his residence from the Chicago area as a condition of this Agreement.

3.	Remuneration and Benefits

(A)	Hub shall pay the Executive the Basic Compensation in such payment periods as are established from time to time by Hub for its employees, subject to deduction and remittance to the appropriate governmental authority of all applicable taxes and other amounts.

(B)	The Executive shall be entitled to and Hub shall provide the Benefits.

(C)	Hub shall reimburse the Executive for reasonable travel and other business expenses incurred by the Executive in performing the Services, in accordance with approved budgets.

(D)	The Executive shall be entitled to the Vacation, to be scheduled at the mutual convenience of the parties.

4.	Property, Confidentiality and Non-Solicitation

(A)	Property. The Executive acknowledges and agrees that all books of business, policies of insurance, documents, computer records, vouchers and other books, papers and records connected with the business of the Hub Group, whether paid for, serviced or produced by the respective corporation of The Hub Group or not, are the property of the respective corporation and shall be at all times open to the respective corporation for the purposes of examination, and shall be turned over and surrendered to the respective corporation or its representatives upon the order of the respective corporation or on the termination of the Executive’s employment with Hub for any reason whatsoever.

(B)	Confidentiality. The Executive acknowledges that in the course of carrying out the Executive’s duties to Hub, the Executive will have access to and will be entrusted with confidential information concerning the business and corporate affairs of Hub, the other corporations of The Hub Group, and their clients (“Confidential Information”), including information pertaining to the respective corporation’s relationships with insurance carriers, employee and producer compensation structures, client underwriting and policy renewal information, internal accounting procedures, policies and information, unique insurance product features, insurance programs developed by the respective corporation (with or without the assistance of the Executive), marketing strategies and employee training procedures. The Executive agrees that all Confidential Information acquired by the Executive or disclosed to the Executive shall be held in the strictest confidence. The Executive shall not disclose any Confidential Information to any other Person during the term of the Executive’s employment or at any time thereafter without the prior written consent of the respective corporation, except as may be required for the Executive to fulfill the Executive’s employment duties to Hub or as may be required by law. Neither during the term of the Executive’s employment nor at any time thereafter will the Executive make use of any Confidential Information for the Executive’s own benefit or for the benefit of any Person other than The Hub Group, or assist others in so doing; provided that nothing herein shall prohibit the Executive from using Confidential Information that:

(i)	was readily available to the public at the time such information was available to the Executive;

(ii)	became readily available to the public after the time such information was made available to the Executive other than through a breach of this Agreement; or

(iii)	is lawfully and in good faith obtained by the Executive from an independent third party under no obligation of confidentiality to Hub or the other corporations of The Hub Group and without a breach of this Agreement.

The Executive acknowledges and agrees that the disclosure of any Confidential Information to the general public or to competitors of Hub or the other corporations of The Hub Group may be highly detrimental to the business interests of The Hub Group. The Executive acknowledges and agrees that the right of The Hub Group to maintain Confidential Information as confidential constitutes a proprietary right which the respective corporation is entitled to protect. Unless otherwise agreed to by the respective corporation, all Confidential Information shall be and shall remain the sole and exclusive property of the respective corporation. The Executive shall return to Hub, forthwith upon the effective date of termination of the Executive’s employment for any reason whatsoever, all records of Confidential Information in the possession of the Executive which were acquired in connection with the Executive’s employment by Hub. The Executive hereby agrees with Hub that, in the event of any breach by the Executive of the provisions of this Section 4(B), the respective corporation(s) of The Hub Group shall be entitled to equitable relief, including an injunction and specific performance, in any competent court having jurisdiction over the Executive, in addition to all other remedies available to the respective corporation at law or in equity.

(C)	Non-Competition and Non-Solicitation

(i)	Except in connection with the Executive’s employment by Hub and for the benefit of The Hub Group, the Executive covenants and agrees that the Executive shall not, without the prior written consent of Hub, either during the term of this Agreement or at any time within a period of two (2) years following the termination of this Agreement, either individually, in partnership, jointly, or in conjunction with any other Person, as principal, agent, employee, shareholder, or in any other capacity whatsoever engage in, carry on any form of business with or be engaged in any form of business with, or be concerned with or be interested in or advise, lend money to, guarantee the debts or obligations of, or permit the Executive’s name or any part thereof to be used or employed by any Person engaged in or concerned with, or interested in any insurance agency or brokerage business. Notwithstanding the foregoing, the provisions of this Section 4(C)(i) shall not prohibit the Executive from directly or indirectly owning up to five (5) percent of the issued capital stock of any public company the price of whose shares is quoted in a published newspaper of general circulation. Further, this Section 4(C)(i) shall not apply in the event that this Agreement is terminated by Hub without Cause or by the Executive for Good Reason, including in accordance with Section 5(C) of this Agreement.

(ii)	Except in connection with the Executive’s employment by Hub and for the benefit of The Hub Group, during the term of the Executive’s employment and for the period of two (2) years after termination of this Agreement, the Executive shall not, either individually, in partnership, jointly, or in conjunction with any other Person, as principal, agent, employee, shareholder or in any other capacity (a) directly or indirectly approach or solicit any Client or any employee or producer of Hub or any other Subsidiary; (b) attempt to direct any Client or any such employee or producer away from any corporation of The Hub Group; (c) accept any business from any Client; or (d) enter into any employment or similar arrangement with any employee or producer of any corporation of The Hub Group.

(iii)	If the Executive engages in any activity with respect to any Client, employee or producer in violation of any provision of Section 4(C)(i) or (ii), the Executive shall pay to Hub a sum equal to two (2) times the annual commissions, fees and other gross revenues (as defined below) generated by or attributable to any such Client, employee, or producer and in the case of any such employee or producer, the Executive shall also pay to Hub or other corporation of The Hub Group any fees incurred by it in replacing any such employee or producer. For each such Client, employee, or producer, the annual commissions, fees and other gross revenues under the preceding sentence shall be the greater of (a) the annual commissions, fees and other gross revenues generated by or attributable to each such Client, employee or producer for the twelve month period ending on the date on which the Executive first acted in violation of Section 4(C), or (ii) the annual commissions, fees and other gross revenues generated by or attributable to each such Client, employee or producer for the twelve month period beginning on the date on which the Executive first acted in violation of Section 4(C) with respect to such Client, employee or producer.

(iv)	The amount payable by the Executive under Section 4(C)(iii) shall be paid in cash as soon as it is determinable and may be set off by Hub or other member of the Hub Group against any amount owing or to become owing to the Executive. The Executive acknowledges that the said amount is a reasonable calculation of the respective corporation of The Hub Group’s liquidated damages given the interest of such corporation in maintaining its client base and/or personnel and the future profits that would be foregone by such corporation if the Executive violates the provisions of Section 4(C)(i) or (ii). The Executive further acknowledges that the payment by the Executive pursuant to Section 4(C)(iii) shall in no way limit the other remedies to which an injured corporation of The Hub Group may be entitled as a result of the Executive’s breach of Section 4(C)(i) or (ii). Without limiting the generality of the foregoing, the Executive recognizes that a breach by the Executive of any of the covenants contained in Sections 4(C)(i) and (ii) would result in ongoing damages to The Hub Group and that the corporations of The Hub Group may not be adequately compensated for such damages by the payment of the amounts contemplated in Section 4(C)(iii). The Executive agrees that in the event of any such breach, and in addition to any other remedies available at law or otherwise, Hub shall, on behalf of any corporation of The Hub Group, be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the Executive with the provisions of Sections 4(C)(i) and (ii). Further, in the event that the Executive breaches any of his obligations hereunder, the corporations of The Hub Group shall be entitled to all reasonable costs and expenses incurred by them, including reasonable attorneys’ and accountants’ fees, arising out of such breach and/or incurred in connection with enforcing their rights hereunder.

(v)	For purposes of this Agreement, “Client” means any Person who is, or at any time during the term of the Executive’s employment, was a client or customer of any corporation of The Hub Group if (a) any corporation of The Hub Group (or any director, officer, employee or any agent thereof) introduces or facilitates the introduction of such client or customer to the Executive, or (b) as result of or in connection with the Executive’s employment or any communication or other contact with any corporation of The Hub Group (or any director, officer, employee or any agent thereof), the Executive becomes aware of, gains any material information regarding, or initiates any communication with such client or customer.

(D)	The Executive agrees that all restrictions in this Section 4 are necessary and fundamental to the protection of the business of The Hub Group and are reasonable.

5.	Term and Termination

(A)	This Agreement shall be effective as of the date hereof.

(B)	This Agreement and the employment of the Executive hereunder shall be for an indefinite term, subject to termination in accordance with the terms of this Agreement.

(C)	This Agreement and the employment of the Executive may be terminated by Hub for any reason whatsoever upon prior written notice to the Executive, or by the Executive for Good Reason upon written notice to Hub, provided that, in the event that the Agreement is terminated in accordance with this Section 5(C), the Executive shall be:

(i)	paid the Basic Compensation and entitled to receive the Benefits for the period up to the effective date of termination; and

(ii)	(a) an amount equal to twelve (12) months’ Basic Compensation; (b) a ratable portion, based on the days elapsed in the then current year to the effective date of termination, of an amount equal to the most recent prior annual incentive plan component of the Bonus paid to the Executive; and (c) the value of the group insurance and automobile benefits or allowance components of the Benefits, all on a semi-monthly basis over the ensuing twelve (12) months, provided that in the event that the Executive breaches any of the provisions of Section 4 hereof, effective as at the date of such breach the Executive shall cease to be entitled to any further payment under this Section 5(C) or by way of any other damages, compensation or pay in lieu of notice; and provided further that in no event shall the Executive be paid an amount that is less than the prescribed minimum under applicable employment standards legislation.

(D)	Notwithstanding Section 5(B), this Agreement may be terminated immediately by Hub for Cause, without further obligation to the Executive, provided that the Executive shall be entitled to receive an amount equal to the Basic Compensation and the Benefits to the date of termination.

(E)	Notwithstanding Section 5(B), this Agreement may be terminated by Hub due to the Disability of the Executive upon ninety (90) days’ written notice to the Executive, provided that the Executive shall be entitled to receive an amount equal to the Basic Compensation and the Benefits to the effective date of termination.

(F)	Notwithstanding Section 5(B), this Agreement shall be terminated immediately upon the Death of the Executive or, unless otherwise agreed by the parties, upon the Executive’s attaining sixty-five (65) years of age, provided that the Executive shall be entitled to receive an amount equal to the Basic Compensation.

(G)	In the event of termination of this Agreement in accordance with the terms hereof, the provisions of Section 4 shall continue in full force and effect.

6.	Dispute Resolution

     Subject to, and without diminishing, the rights of the corporations of The Hub Group to seek and obtain equitable relief in accordance with the provisions of Section 4, the parties agree to submit any disputes to mediation in accordance with the procedures set out in Schedule C.

7.	Disclosure of Material Information, Insider Trading, and Code of Ethics

(A)	The Executive acknowledges that common shares of Hub are traded on both the Toronto Stock Exchange and the New York Stock Exchange and that, subject to certain exceptions, as a publicly traded company Hub has an obligation not to disseminate material information related to it unless disclosure of such information is made contemporaneously to the public. The Executive therefore agrees not to make any public disclosure of material information related to The Hub Group without the prior written consent of Hub. The Executive further acknowledges that any unauthorized disclosure by the Executive of internal information relating to The Hub Group could result in liability under insider trading laws for Hub and/or the Executive. Notwithstanding the foregoing, the Executive undertakes and agrees to disclose unpublished material information related to the Hub Group to Hub’s Chief Legal Officer or such other person of authority employed by Hub as may be appropriate under the circumstances, if the Executive has reason to believe that such information is not then known to the appropriate person(s) of authority employed by Hub.

(B)	The Executive acknowledges that if the Executive is in possession of any material information that relates to The Hub Group that has not yet been made public, the Executive must refrain from trading in Hub’s shares (buying or selling) until the material information has been made public and the Executive agrees to advise others to whom the Executive divulges unpublished material information that they have the same responsibility.

(C)	The Executive acknowledges that he has received, read and understands Hub’s policies regarding Insider Trading, Code of Ethics and Confidential Information and agrees to comply therewith.

8.	General Provisions

(A)	In the event any payment, distribution or other benefit received by the Executive under this Agreement or any other contract or arrangement (including, but not limited to, any acceleration of the ability to exercise any stock option or the vesting of any stock or other property or any payment made to the Executive in connection with a change of control of Hub or any severance payment provided herein) (a “Payment”) would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986 (such excise tax, together with any similar tax under any new or replacement provision to such Section 4999, are hereinafter collectively referred to as the “Excise Tax”), including any payment, distribution or other benefit that when aggregated with any other payment, distribution or other benefit (whether or not such is received or made pursuant to this Agreement) results in the imposition of the Excise Tax, then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes, including without limitation, any Excise Tax or other tax imposed upon any amounts received under this Section 6(1), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All determinations required to be made under this Section 6(1), including whether and when a Gross-Up

Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Hub’s independent accounting firm which shall provide detailed supporting calculations both to Hub and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been or will be a Payment, or such earlier time as is requested by Hub.

(B)	The provisions hereof, when the context permits, shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and assigns of Hub.

(C)	This Agreement shall be construed in accordance with the laws of the State of Illinois.

(D)	If any covenant or provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision of this Agreement. However, if any of the provisions of or covenants contained in this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any of the provisions of or covenants contained in Section 4 are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties agree that the court making such determinations shall have the power to reduce the duration and/or scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of such provisions in any other jurisdiction.

(E)	Any notice, demand, request, consent, approval or waiver required or permitted to be given hereunder shall be in writing and may be given to the party for whom it is intended by personally delivering it to such party or by mailing the same by prepaid registered mail:

(i)	In the case of Hub, to:

55 E. Jackson Blvd. Chicago, IL 60604 Attention: Chief Executive Officer

With a copy to the Chief Legal Officer of Hub

(ii)	In the case of the Executive, to the Executive’s last known address.

Any such notice or other documents delivered personally shall be deemed to have been received by and given to the addressee on the day of delivery and any such notice or other documents mailed, as aforesaid, shall be deemed to have been received by and given to the addressee on the third business day following the date of mailing. Any party may at any time give notice to the other of any change of address.

(F)	Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Executive by Hub, including, without limitation, the Executive Employment Agreement and the Executive Confidentiality, Non-Solicitation and Insider Agreement dated March 19, 2002, are hereto terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

(G)	All amounts referred to herein are in United States currency unless otherwise indicated.

            IN WITNESS THEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

HUB INTERNATIONAL LIMITED

By:	/s/ RICHARD A. GULLIVER
Name: Richard A. Gulliver
Title: President

I have authority to bind the corporation.

SIGNED AND DELIVERED in the presence of: )
)
)
(Signature))
)
(Print Name))	/s/ W. KIRK JAMES
)	W. KIRK JAMES
(Address))

THIS IS SCHEDULE “A” REFERRED TO IN THE
EXECUTIVE EMPLOYMENT AGREEMENT MADE AMONG
HUB INTERNATIONAL LIMITED
AND W. KIRK JAMES

SERVICES

The Executive shall report to the Board of Directors and the Chief Executive Officer of Hub. The Executive shall perform such reasonable duties as shall be assigned from time to time in connection with the Executive’s position as Chief Corporate Development Officer, Vice President and Secretary of Hub (the “Services”).

THIS IS SCHEDULE “B” REFERRED TO IN THE
EXECUTIVE EMPLOYMENT AGREEMENT MADE AMONG
HUB INTERNATIONAL LIMITED
AND W. KIRK JAMES

The provisions of this Schedule A are effective retroactively to January 1, 2005, and may hereafter be modified as determined by Hub’s Compensation Committee.

BASIC COMPENSATION

•	Annual salary of $290,000.00 (the “Basic Compensation”)

BONUS

•	The Executive shall be paid such annual bonus (the “Bonus”), if any, as may declared by Hub’s ‘s Compensation Committee (the “Compensation Committee”) in a manner commensurate with the Executive’s individual performance, Hub’s growth and profitability, and bonus plans in effect generally for the Hub Executive Management Team, subject to deduction and remittance to the appropriate governmental authority of all applicable taxes and other amounts. The Compensation Committee may develop for the Executive such performance-based criteria as may be necessary and are reasonable to take into consideration in order to allow Hub to deduct as an expense all remuneration, including any Bonus, paid to the Executive under this Agreement in the applicable year.

BENEFITS

•	Group insurance (including medical, extended health, dental, short and long term disability and life insurance) and such other benefits as are made available to employees of Hub International, provided that the Executive qualifies for coverage under such plans.

•	Automobile allowance of $1000.00 per month.

•	Matching contribution by Hub on the Executive’s behalf to Hub’s employee 401(k) retirement savings plan in accordance with the terms of the plan.

•	Club dues as approved by the CEO.

•	Personal tax planning subsidization of up to $5000 per year (subject to submission of appropriate verification).

VACATION

The Executive shall be entitled to a maximum of four (4) weeks’ vacation per year to be scheduled at the mutual convenience of the parties (the “Vacation”).

THIS IS SCHEDULE “C” REFERRED TO IN THE
EXECUTIVE EMPLOYMENT AGREEMENT MADE AMONG
HUB INTERNATIONAL LIMITED
AND W. KIRK JAMES

ALTERNATE DISPUTE RESOLUTION

1.	Disputes will be submitted to mediation before a mediator in Chicago, Illinois, as a condition precedent to the initiation of litigation by any party to this Agreement; provided, however, that any party may seek injunctive relief in a court of competent jurisdiction to preserve the status quo pending the completion of mediation. The mediator shall be chosen by mutual agreement of the parties; provided, however, that if the parties are unable to agree upon a mediator within ten (10) days, they shall each, within the further period of five (5) days, choose a mediator and the two mediators shall choose, within the ensuing period of ten (10) days a separate and independent mediator who shall then serve as the sole mediator for the purposes of this Schedule C. If either party fails to name a mediator within the further period of five (5) days aforesaid, the mediator chosen by the other party shall serve as the sole mediator for the purposes of this Schedule C.

2.	At such time as a dispute shall arise that is submitted to mediation, each of the parties shall execute such mediation agreement in such form as shall then be used by the chosen mediator or mediation firm for such purposes and shall join in a request that the mediator provide an evaluation of the parties’ cases and of the likely resolution of the dispute if not settled. The cost of the mediator and mediation shall be borne equally by the parties.

3	In the event that one party to this Agreement is willing to accept the mediator’s proposed resolution of the dispute, if any, but the other party (the “Contesting Party”) is not so willing, the Contesting Party may elect to pursue a claim in a court of competent jurisdiction. In the event that the final determination of the rights of the Contesting Party by such court of competent jurisdiction is less advantageous to the Contesting Party than the mediator’s proposed resolution of the dispute, the Contesting Party shall be deemed to have agreed to pay the other party’s costs and expenses of litigation of such claim(s), including reasonable attorneys’ fees.